UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 21, 2020

The following Notice of Change of Location and Time (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of Flowers Foods, Inc. (“Flowers Foods”), dated April 8, 2020, furnished to Flowers Foods’ shareholders in connection with the solicitation of proxies by the Board of Directors of Flowers Foods for use at the Annual Meeting of Shareholders to be held on Thursday, May 21, 2020 (the “Annual Meeting”). The purpose of this Notice is to announce a change in the location and time of the Annual Meeting to a virtual meeting only, via webcast, at www.virtualshareholdermeeting.com/FLO2020, to be held at 2:00 p.m., Eastern Time.

This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 5, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION AND TIME OF

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 21, 2020 2:00 p.m., Eastern Time	www.virtualshareholdermeeting.com/FLO2020

Dear Shareholder,

Due to the public health impact of the novel coronavirus (COVID-19) and to support the health and well-being of our shareholders, employees, and their families, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Flowers Foods, Inc. (“Flowers Foods”) has been changed to a virtual meeting format only, via webcast, as noted as a possibility in Flowers Foods’ proxy statement filed with the Securities and Exchange Commission on April 8, 2020 (the “Proxy Statement”). You will not be able to attend the Annual Meeting physically in person. Additionally, the time of the Annual Meeting has been changed from 11:00 a.m., Eastern Time, to 2:00 p.m., Eastern Time. The Annual Meeting will be held on Thursday, May 21, 2020, as originally announced.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to virtually attend, participate in, and vote at the Annual Meeting if you were a shareholder of record at the close of business on March 19, 2020, the record date. The webcast will be held online at www.virtualshareholdermeeting.com/FLO2020.

If you are a shareholder, you must enter the 16-digit control number found on your proxy card, voting instruction form, or notice of internet availability of proxy materials previously sent to you to vote during the Annual Meeting and/or to attend and participate in the Annual Meeting. If you have already voted, you need not do anything further. Whether or not you plan to attend the Annual Meeting, we encourage shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

The proxy card previously distributed will not be updated to reflect the virtual only meeting format and may continue to be used to vote your shares in connection with the Annual Meeting.

For more information about the virtual Annual Meeting, please refer to the “Additional Information About the Virtual Annual Meeting” section on the next page of this Notice of Change of Location and Time.

May 5, 2020

1919 Flowers Circle

Thomasville, Georgia 31757

By order of the Board of Directors,

Stephanie B. Tillman

Chief Legal Counsel

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2020

Flowers Foods’ Proxy Statement and 2019 annual report are available at www.proxyvote.com.

Additional Information About the Virtual Annual Meeting

Attendance and Participation

Our virtual Annual Meeting will be conducted on the internet via webcast. Shareholders will be able to attend and participate online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/FLO2020. Shareholders will be able to vote their shares electronically during the Annual Meeting. Guests will not be able to attend the Annual Meeting.

Shareholders who would like to attend and participate in the Annual Meeting webcast will need the 16-digit control number included on their proxy card, voting instruction form or notice of internet availability of proxy materials previously received. The Annual Meeting will begin promptly at 2:00 p.m., Eastern Time, on Thursday, May 21, 2020. We encourage you to access the Annual Meeting prior to the start time. Online access to the Annual Meeting will begin at 1:45 p.m., Eastern Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong internet connection if they intend to attend, participate in and/or vote at the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Questions and Information Accessibility

Shareholders may submit questions in advance of the Annual Meeting through the online form at www.flowersfoods.com/contact/shareholder-relations. Shareholders’ questions must be accompanied by the 16-digit control number included on their proxy card, voting instruction form or notice of internet availability of proxy materials previously received. Questions pertinent to Annual Meeting matters may be answered during the Annual Meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition.

Additional information regarding the rules of conduct and other materials for the Annual Meeting, including the list of our shareholders of record, will be available at www.virtualshareholdermeeting.com/FLO2020.

Technical Difficulties

If you encounter any difficulties accessing the virtual Annual Meeting during the login or meeting time, please call the technical support number that will be posted on the login page of the virtual meeting website. Technical support will be available beginning at 1:45 p.m., Eastern Time, on May 21, 2020 through the conclusion of the Annual Meeting.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/FLO2020.